Exhibit 99.1

First Foundation Inc. Announces Commencement of Stock Repurchase Program

IRVINE, CA — October 30, 2018 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, announced today that its Board of Directors has initiated a stock repurchase program.

Under the stock repurchase program, First Foundation may repurchase up to 2,200,000 shares of its common stock, or approximately 5% of the outstanding shares.

"We recently delivered strong results in both banking and investment management services and we believe the current market price of our stock understates the value of our comprehensive wealth management platform,” said Scott F. Kavanaugh, CEO of First Foundation. “This stock repurchase program is reflective of our strong belief in the company’s long-term growth prospects and reinforces our ongoing commitment to building stockholder value.”

Under the stock repurchase program, First Foundation may acquire shares from time to time in the open market or through privately negotiated transactions, at the discretion of management, and on terms (including quantity, timing and price) that management determines to be necessary, appropriate or advisable. The repurchase program does not obligate First Foundation to repurchase any specific number of shares and may be modified, suspended or discontinued at any time at the discretion of the its Board of Directors without notice.

First Foundation previously announced that it suspended its “at-the-market” equity offering program effective as of March 16, 2018.  As required by SEC rules, First Foundation will not resume sales under the “at-the-market” equity offering while it is purchasing shares of its common stock under the stock repurchase program.

About First Foundation

First Foundation, a financial institution founded in 1990, provides private wealth management, personal banking, and business banking. The Company has offices in California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.firstfoundationinc.com.

Forward Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to the risk that the share repurchase program may not be completed as planned on a timely basis or at all; the risk that the expenses and diversion of management’s attention associated with the share repurchase plan may be higher than we currently expect; the risks of incurring loan or securities losses, which are inherent risks of the banking business; the risk that the economy in the United States will stall or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 16, 2018, and other documents we file with the SEC from time to time. We urge readers of this news release to review the Risk Factors section of that Annual Report and the Risk Factors section of other documents we file with the SEC from time to time. Also, our actual results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2017 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

John Michel

Chief Financial Officer

First Foundation Inc.

949-202-4160

jmichel@ff-inc.com

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